Exhibit 99.1

Clearway Energy, Inc. Reports Third Quarter 2021 Financial Results

•Signed binding agreement with KKR to sell Clearway’s Thermal Business for $1.9 billion
•Entered into new Resource Adequacy contracts for Marsh Landing and Walnut Creek; now approximately 80% and 100% contracted, respectively, through 2026
•Executed agreement to acquire the remaining 50% interest in the 530 MW Utah Solar Portfolio
•Committed drop down investments with 4Q21 completion dates remain on track for closing by year-end
•Refinanced $350 million of corporate debt through the issuance of the 2032 Green Bond Senior Notes
•Reaffirming 2021 financial guidance, updating pro forma CAFD outlook, and initiating 2022 financial guidance
•Increasing the quarterly dividend by 1.6% to $0.34 per share in the fourth quarter of 2021, or $1.36 per share annualized; now targeting to be in the upper range of 5-8% annual dividend growth objective through 2026

PRINCETON, NJ — November 4, 2021— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported third quarter 2021 financial results, including Net Income of $25 million, Adjusted EBITDA of $337 million, Cash from Operating Activities of $288 million, and Cash Available for Distribution (CAFD) of $161 million.

"In the near term, Clearway remains on track to meet its financial objectives. Year to date, results are in-line with our performance sensitivities and the growth outlook into 2022 is on target as our sponsor’s remaining 2021 construction projects and the recently announced acquisition of the remaining interest in the Utah Solar Portfolio are all expected to close by year end,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. "As we now look out over the long term, Clearway has never been better positioned to achieve its strategic objectives. The recently signed agreement to sell the Thermal Business provides Clearway significant financial flexibility to deliver on our goals and enhance shareholder value. Through this transaction, the Company expects to receive approximately $1.3 billion in net proceeds, of which $620 million will be allocated to the existing committed drop downs from our sponsor and the acquisition of the remaining interest in the Utah Solar Portfolio. The remaining $680 million is available for future capital deployment. Furthermore, we successfully re-contracted additional capacity at Marsh Landing and Walnut Creek such that the plants are now approximately 80% and 100% contracted, respectively, through 2026 at terms that maintain current run-rate project level CAFD. As a result of these announcements and our sponsor’s robust renewable energy development pipeline, we are updating our pro forma CAFD per share outlook and believe the Company is now well positioned to be in the upper range of its 5% to 8% annual dividend growth objective through at least 2026.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/21	9/30/20	9/30/21	9/30/20
Conventional	52	48	125	97
Renewables	6	34	(23)	(26)
Thermal	4	1	14	4
Corporate	(37)	(41)	(135)	(64)
Net Income/(Loss)	$25	$42	$(19)	$11

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/21	9/30/20	9/30/21	9/30/20
Conventional	109	107	292	293
Renewables	221	196	581	536
Thermal	17	16	53	45
Corporate	(10)	(7)	(26)	(21)
Adjusted EBITDA	$337	$312	$900	$853

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Nine Months Ended
($ millions)	9/30/21	9/30/20	9/30/21	9/30/20
Cash from Operating Activities	$288	$257	$529	$441
Cash Available for Distribution (CAFD)[1]	$161	$171	$301	$265

For the third quarter of 2021, the Company reported Net Income of $25 million, Adjusted EBITDA of $337 million, Cash from Operating Activities of $288 million, and CAFD of $161 million. Net Income decreased versus the third quarter of 2020 primarily due to higher depreciation expense from growth investments. Adjusted EBITDA results in the third quarter of 2021 were higher than the third quarter of 2020 primarily due to the contribution from growth investments. In the third quarter of 2021, CAFD results were lower than third quarter of 2020 primarily due to the timing of project level debt service which was partially offset by higher Adjusted EBITDA.

COVID-19 Update

Due to the COVID-19 pandemic, the Company has implemented measures and developed corporate and regional response plans to protect its employees and to maintain safe and reliable operations at its facilities. The Company does not currently anticipate any material impact to its financial conditions resulting from the pandemic, however it has seen some degradation in volumetric sales on a weather normalized basis at certain Thermal locations. The Company continues to anticipate that there will be lower volumetric sales on a weather normalized basis at the Thermal segment through 2021.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Nine Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20
Conventional Equivalent Availability Factor[2]	99.8%	98.9%	93.4%	94.3%
Renewables Generation Sold (MWh)[3]	2,740	1,815	8,640	5,746
Thermal Generation Sold (MWh/MWht)	526	483	1,620	1,521

In the third quarter of 2021, availability at the Conventional segment was higher than the third quarter of 2020 primarily due to excellent summer performance with improved availability across the portfolio. Generation in the Renewables segment during the third quarter of 2021 was 51% higher than the third quarter of 2020 primarily due to the contribution of growth investments. These growth investments included the acquisition of the 35% interest in Agua Caliente and the additional interest in the Distributed Generation partnerships where results for both are now consolidated due to the resulting change in ownership. Thermal generation sold was 9% higher during the third quarter of 2021 versus the third quarter of 2020 primarily due to favorable weather conditions for the segment and the effects of the COVID-19 pandemic in 2020.

1 Includes adjustments to reflect CAFD generated by unconsolidated investments that were not able to distribute project dividends prior to PG&E's emergence from bankruptcy on July 1, 2020 and subsequent release post-bankruptcy
2 Excludes unconsolidated projects
3 Generation sold excludes MWh that are reimbursable for economic curtailment

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	9/30/2021	12/31/2020
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$37	$119
Subsidiaries	152	149
Restricted Cash:
Operating accounts	121	73
Reserves, including debt service, distributions, performance obligations and other reserves	245	124
Total Cash	$555	$465
Revolving credit facility availability	343	429
Total Liquidity	$898	$894

Total liquidity as of September 30, 2021 was $898 million, which was $4 million higher than as of December 31, 2020 as the issuance of the 3.75% Senior Notes due 2031 and higher restricted cash balances at project level subsidiaries was largely offset by the execution of growth investments and the redemption of the 5.75% Senior Notes due 2025.

The Company's liquidity includes $366 million of restricted cash as of September 30, 2021. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of September 30, 2021, these restricted funds were comprised of $121 million designated to fund operating expenses, approximately $68 million designated for current debt service payments, and $133 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $44 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, which stands at $375 million as of October 31, 2021, proceeds from asset dispositions, including the sale of the Thermal Business, and, subject to market conditions, new corporate debt and equity financings.

Due to the timing of growth investments and the expected closing date for the disposition of the Thermal Business, the Company expects to arrange additional temporary bridge financing to acquire the remaining 50% interest in the Utah Solar Portfolio as discussed below.

Divestitures

Disposition of the Thermal Business

On October 25, 2021, the Company announced that through its subsidiary Clearway Energy Operating LLC, it had entered into a binding agreement to sell its Thermal Business to KKR for total consideration of $1.9 billion, subject to customary closing and working capital adjustments. Based on current estimates, the Company expects total net cash proceeds of approximately $1.3 billion as a result of the transaction. The estimated cash proceeds to the Company are after the assumption of project level debt, estimated taxes and other obligations owed, transaction expenses, and capital expenditures required to be funded pursuant to terms and conditions of the definitive agreement.

The Company's Thermal Business, commercially known as Clearway Community Energy, consists of thermal infrastructure assets that provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals, and governmental customers across the United States. For 2022, Clearway estimates that the Thermal Business would contribute approximately $40 million in segment level CAFD on a full year basis.

The transaction is subject to various customary closing conditions, approvals, and consents and is expected to close in the first half of 2022.

Growth Investments and Commercial Agreements

Resource Adequacy Agreements at Marsh Landing and Walnut Creek

During the third quarter, the Company signed contracts with California Load Serving Entities to sell Resource Adequacy for the following assets:

•Marsh Landing: The Company contracted with Pacific Gas and Electric Company (PG&E) to sell approximately 500 MW of Resource Adequacy commencing in May 2023. The agreement is for approximately three years. As of the end of the third quarter, approximately 80% of Marsh Landing's net qualifying capacity is contracted for a weighted average contract tenor of approximately four years commencing in May 2023 at terms sufficient to maintain project level CAFD in-line with current expectations.
•Walnut Creek: The Company contracted with Southern California Edison (SCE) to sell 483 MW of Resource Adequacy commencing in June 2023. The agreement is for 100% of Walnut Creek's net qualifying capacity and has a contract tenor of approximately three and a half years. The agreement is at terms sufficient to maintain project level CAFD in-line with current expectations.

Binding Agreement to Acquire the Remaining 50% Interest in the 530 MW Utah Solar Portfolio

On August 23, 2021, the Company announced that it had entered into an agreement to acquire the remaining 50% equity interest in the Utah Solar Portfolio that it does not currently own for $335 million, subject to customary working capital adjustments. The Utah Solar Portfolio consists of seven utility-scale solar farms located in Utah representing 530 MW of capacity that achieved commercial operations in 2016. The assets within the portfolio sell power subject to 20-year PPAs with PacifiCorp that have approximately 15 years remaining under the agreements. In lieu of new non-recourse project level debt, and because of the expected proceeds from the sale of the Thermal Business, the Company now expects to fund the $335 million purchase price with corporate capital. Subject to customary closing conditions, the Company expects to close the transaction in the fourth quarter of 2021, with the acquisition expected to provide incremental annual asset CAFD on a five-year average basis of approximately $30 million beginning January 1, 2022. The Company’s existing 50% interest in the Utah Solar Portfolio is accounted for as an equity method investment. Following the close of the acquisition of the remaining 50% interest in the portfolio, the Company will consolidate the Utah Solar Portfolio in its financial statements.

Cash Equity Partnership in a 1.6 GW Portfolio

On December 22, 2020, the Company announced agreements providing for Clearway’s co-investment in a 1,204 MW portfolio of renewable energy projects developed by Clearway Group (CEG) consisting of i) 1,012 MW from five geographically diversified wind, solar, and solar plus storage assets under development and ii) the 192 MW Rosamond Central solar project which commenced operations in early 2021. Additionally, the parties amended the existing partnership agreement for the 419 MW Mesquite Star wind project providing the Company an additional 27.51% of the project’s cash flows after the first half of 2031. Approximately 90% of the generation from the projects are contracted with a diverse group of primarily investment grade counterparties and the portfolio has a greater than 14-year blended average contract length. Subject to closing adjustments and the projects achieving certain milestones, the Company expects to invest approximately $238 million in net corporate capital by the first half of 2023 of which the Company has funded $19 million to date, which is inclusive of a purchase price adjustment of $5 million received concurrent with a partnership agreement amendment for the additional interest in Mesquite Star. Based on the current expected timing of the projects achieving COD, the Company expects, before corporate financing costs, the asset CAFD contribution from the investments to be immaterial in 2021, approximately $9 million in 2022, and $22 million on a 5-year average basis beginning on January 1, 2023.

The assets in the partnership include:4,5

Asset	Project Type	CWEN Cash Allocation	MW4	State	Target Financial Closing
Additional Interest in Mesquite Star[5]	Utility Wind	50%	419	TX	Operating
Rosamond Central	Solar	50%	192	CA	Operating
Mesquite Sky	Utility Wind	50%	345	TX	4Q21
Black Rock	Utility Wind	50%	115	WV	4Q21
Waiawa	Solar/Storage	50%	36	HI	2H22
Mililani	Solar/Storage	50%	39	HI	2H22
Daggett Solar	Solar/Storage	25%	482	CA	2H22/1H23

Pinnacle Wind Repowering

On February 26, 2021, the Company, through an indirect subsidiary, entered into an amended partnership agreement with CEG to repower the Pinnacle Wind Project, a 55 net MW wind facility located in Mineral County, WV. The amended agreement commits the Company to invest an estimated $67 million in net corporate capital, subject to closing adjustments. The existing Pinnacle Wind power purchase agreements will continue to run through 2031. Commercial operations and corporate capital funding for the Pinnacle Wind Repowering Partnership are expected to occur in the fourth quarter of 2021.

Financing Update

2032 Green Bond Senior Notes

On October 1, 2021, Clearway Energy Operating LLC completed the sale of $350 million of senior unsecured notes due 2032, or the 2032 Senior Notes. The 2032 Senior Notes bear interest at 3.750% and mature on January 15, 2032. Interest on the 2032 Senior Notes is payable semi-annually on January 15 and July 15 of each year, and interest payments will commence on January 15, 2022. The 2032 Senior Notes are unsecured obligations of Clearway Energy Operating LLC and are guaranteed by Clearway Energy LLC and by certain of Clearway Energy Operating LLC's wholly owned current and future subsidiaries. The net proceeds from the 2032 Senior Notes were used to repurchase the 2026 Senior Notes.

Repurchase of 2026 Senior Notes

On October 1, 2021, the Company completed the repurchase of an aggregate principal amount of $123 million, or 35.3%, of the 2026 Senior Notes outstanding as part of the cash tender offer announced on September 24, 2021. On October 25, 2021, the Company exercised its right to optionally redeem the remaining principal amount of $227 million that were not validly tendered and purchased in the tender offer, pursuant to the terms of the indenture governing the 2026 Senior Notes. The 2026 Senior Notes repurchased and redeemed in October 2021 were effectuated at a premium of approximately 103% for total consideration of $359 million.

Quarterly Dividend

On November 3, 2021, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.34 per share payable on December 15, 2021, to stockholders of record as of December 1, 2021.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource and volumetric sales of steam and chilled water at the Thermal segment. Most of the
4 MW capacity is subject to change prior to COD; excludes 328 MW/1,312 MWh of co-located storage assets at Daggett, Waiawa, and Mililani
5 The 50% cash allocation percentage for Mesquite Star represents CWEN’s total cash allocation percentage in the project inclusive of its September 1, 2020 acquisition of its initial interest in the project.

Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

The Company is reiterating its 2021 full year CAFD guidance of $325 million. 2021 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines, the change in cash interest payments due to corporate financings, estimates for potential impacts on Thermal volumes related to the COVID-19 pandemic, and the impact from the February 2021 severe weather event in Texas. 2021 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2021.

The Company is initiating 2022 full year CAFD guidance of $395 million, which assumes a full year contribution from the Thermal Business of approximately $40 million. 2022 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines, the acquisition of the remaining 50% equity interest in the Utah Solar Portfolio, and the financing updates described above. 2022 full-year CAFD does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2022. The Company plans to update 2022 full year CAFD guidance after the Thermal Business transaction closes.

With the effects above, the timing of CAFD realization pursuant to 5-year averages, asset CAFD across all segments being materially in-line with current profiles, and the impact of the disposition of the Company's Thermal Platform, the Company is updating its pro forma CAFD outlook expectations to approximately $385 million.

Financial guidance and the pro forma CAFD outlook continue to be based on median renewable energy production estimates for the full year.

Earnings Conference Call

On November 4, 2021, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 4,700 net MW of installed wind and solar generation projects. Clearway Energy’s over 8,000 net MW of assets also includes approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities as well as a portfolio of district energy systems. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Global Infrastructure Partners.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the Company’s pending disposition of its Thermal Business, the Company’s dividend expectations and its operations, its facilities and its financial results, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, the benefits of the relationship with Global Infrastructure Partners and Global Infrastructure Partners' expertise, the Company’s future relationship and arrangements with Global Infrastructure Partners and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access financing through the capital markets or otherwise, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions and dispositions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with Global Infrastructure Partners and Clearway Energy Group, the Company's ability to acquire assets from Global Infrastructure Partners, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, November 4, 2021, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                media@clearwayenergy.com
    investor.relations@clearwayenergy.com
    609-608-1500

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2021	2020	2021	2020
Operating Revenues
Total operating revenues	$351	$332	$968	$919
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	117	95	334	275
Depreciation, amortization and accretion	131	102	387	303
General and administrative	10	9	30	30
Transaction and integration costs	1	1	4	2
Development costs	3	2	5	4
Total operating costs and expenses	262	209	760	614
Operating Income	89	123	208	305
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	20	19	32	22
Gain on sale of unconsolidated affiliate	—	—	—	49
Other income, net	1	—	3	2
Loss on debt extinguishment	—	(6)	(42)	(9)
Interest expense	(84)	(85)	(232)	(345)
Total other expense, net	(63)	(72)	(239)	(281)
Income (Loss) Before Income Taxes	26	51	(31)	24
Income tax expense (benefit)	1	9	(12)	13
Net Income (Loss)	25	42	(19)	11
Less: Income (loss) attributable to noncontrolling interests and redeemable interests	4	10	(78)	(39)
Net Income Attributable to Clearway Energy, Inc.	$21	$32	$59	$50
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	81	82	80
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.18	$0.27	$0.51	$0.43
Dividends Per Class A Common Share	$0.3345	$0.3125	$0.9875	$0.7325
Dividends Per Class C Common Share	$0.3345	$0.3125	$0.9875	$0.7325

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2021	2020	2021	2020
Net Income (Loss)	$25	$42	$(19)	$11
Other Comprehensive Income
Unrealized gain on derivatives, net of income tax benefit of $(2), $(1), $(3) and $0	3	8	14	—
Other comprehensive income	3	8	14	—
Comprehensive Income (Loss)	28	50	(5)	11
Less: Comprehensive income (loss) attributable to noncontrolling interests and redeemable interests	6	14	(70)	(39)
Comprehensive Income Attributable to Clearway Energy, Inc.	$22	$36	$65	$50

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$189	$268
Restricted cash	366	197
Accounts receivable — trade	203	143
Inventory	42	42
Derivative instruments	2	—
Prepayments and other current assets	51	58
Total current assets	853	708
Property, plant and equipment, net	7,438	7,217
Other Assets
Equity investments in affiliates	632	741
Intangible assets for power purchase agreements, net	2,154	1,231
Other intangible assets, net	132	139
Derivative instruments	5	1
Deferred income taxes	116	104
Right of use assets, net	346	337
Other non-current assets	104	114
Total other assets	3,489	2,667
Total Assets	$11,780	$10,592
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$545	$384
Accounts payable — trade	58	72
Accounts payable — affiliates	12	17
Derivative instruments	56	38
Accrued interest expense	41	44
Accrued expenses and other current liabilities	104	79
Total current liabilities	816	634
Other Liabilities
Long-term debt	7,299	6,585
Derivative instruments	160	135
Long-term lease liabilities	361	345
Other non-current liabilities	189	178
Total non-current liabilities	8,009	7,243
Total Liabilities	8,825	7,877
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 201,846,253 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,769,108, Class D 42,738,750) at September 30, 2021 and 201,635,990 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,558,845, Class D 42,738,750) at December 31, 2020	1	1
Additional paid-in capital	1,810	1,922
Accumulated deficit	(25)	(84)
Accumulated other comprehensive loss	(8)	(14)
Noncontrolling interest	1,177	890
Total Stockholders' Equity	2,955	2,715
Total Liabilities and Stockholders' Equity	$11,780	$10,592

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2021	2020
Cash Flows from Operating Activities
Net (Loss) Income	$(19)	$11
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(32)	(22)
Distributions from unconsolidated affiliates	25	51
Depreciation, amortization and accretion	387	303
Amortization of financing costs and debt discounts	10	12
Amortization of intangibles	107	67
Loss on debt extinguishment	42	9
Reduction in carrying amount of right-of-use assets	8	1
Gain on sale of unconsolidated affiliate	—	(49)
Changes in deferred income taxes	(12)	13
Changes in derivative instruments	50	63
Cash provided by (used in) changes in other working capital
Changes in prepaid and accrued liabilities for tolling agreements	20	15
Changes in other working capital	(57)	(29)
Net Cash Provided by Operating Activities	529	441
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(211)	—
Acquisition of Drop Down Asset	(132)	(79)
Consolidation of DGPV Holdco 3 LLC	—	17
Capital expenditures	(124)	(95)
Asset purchase from affiliate	(21)	—
Return of investment from unconsolidated affiliates	37	53
Investments in unconsolidated affiliates	—	(11)
Cash receipts from notes receivable	4	—
Proceeds from sale of assets	—	90
Insurance proceeds	—	5
Other	17	—
Net Cash Used in Investing Activities	(430)	(20)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	251	147
Buyout of Repowering Partnership II LLC noncontrolling interest	—	(70)
Net proceeds from the issuance of common stock	—	58
Payments of dividends and distributions	(199)	(147)
Payments of debt issuance costs	(13)	(10)
Proceeds from the revolving credit facility	377	265
Payments for the revolving credit facility	(300)	(265)
Proceeds from the issuance of long-term debt	1,037	775
Payments for long-term debt	(1,170)	(1,054)
Other	8	—
Net Cash Used in Financing Activities	(9)	(301)
Net Increase in Cash, Cash Equivalents and Restricted Cash	90	120
Cash, Cash Equivalents and Restricted Cash at beginning of period	465	417
Cash, Cash Equivalents and Restricted Cash at end of period	$555	$537

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2021
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2020	$—	$1	$1,922	$(84)	$(14)	$890	$2,715
Net income (loss)	—	—	—	3	—	(81)	(78)
Unrealized gain on derivatives, net of tax	—	—	—	—	4	7	11
Contributions from CEG, non-cash	—	—	—	—	—	27	27
Contributions from CEG, cash	—	—	—	—	—	103	103
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	126	126
Agua Caliente acquisition	—	—	—	—	—	273	273
Rattlesnake Drop Down	—	—	—	—	—	(118)	(118)
Non-cash adjustments for change in tax basis	—	—	2	—	—	—	2
Dividends to common stockholders and distributions to CEG	—	—	(38)	—	—	(28)	(66)
Balances at March 31, 2021	$—	$1	$1,886	$(81)	$(10)	$1,199	$2,995
Net income (loss)	—	—	—	35	—	(4)	31
Unrealized gain (loss) on derivatives, net of tax	—	—	—	—	1	(1)	—
Contributions from CEG, non-cash	—	—	—	—	—	3	3
Contributions from CEG, cash	—	—	—	—	—	1	1
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	38	38
Stock-based compensation	—	—	1	—	—	—	1
Rattlesnake Drop Down	—	—	—	—	—	1	1
Non-cash adjustments for change in tax basis	—	—	(1)	—	—	—	(1)
Dividends to common stockholders and distributions to CEG	—	—	(38)	—	—	(28)	(66)
Balances at June 30, 2021	$—	$1	$1,848	$(46)	$(9)	$1,209	$3,003
Net income	—	—	—	21	—	3	24
Unrealized gain on derivatives, net of tax	—	—	—	—	1	2	3
Contributions from CEG, non-cash	—	—	—	—	—	2	2
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(11)	(11)
Stock-based compensation	—	—	1	—	—	—	1
Dividends to common stockholders and distributions to CEG	—	—	(39)	—	—	(28)	(67)
Balances at September 30, 2021	$—	$1	$1,810	$(25)	$(8)	$1,177	$2,955

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2020
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-controlling Interest	Total Stockholders' Equity
Balances at December 31, 2019	$—	$1	$1,936	$(72)	$(15)	$413	$2,263
Net loss	—	—	—	(29)	—	(78)	(107)
Unrealized loss on derivatives, net of tax	—	—	—	—	(6)	(6)	(12)
Contributions from CEG, cash	—	—	—	—	—	4	4
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	150	150
Net proceeds from the issuance of common stock under the ATM Program	—	—	10	—	—	—	10
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(2)	(2)
Dividends to common stockholders and distributions to CEG	—	—	(24)	—	—	(18)	(42)
Balances at March 31, 2020	$—	$1	$1,922	$(101)	$(21)	$463	$2,264
Net income	—	—	—	47	—	29	76
Unrealized gain on derivatives, net of tax	—	—	—	—	2	2	4
Contributions from CEG, non-cash	—	—	—	—	—	8	8
Contributions from CEG, cash	—	—	—	—	—	2	2
Distributions from noncontrolling interests, net of contribution, cash	—	—	—	—	—	(3)	(3)
Consolidation of DGPV Holdco 3	—	—	—	—	—	(43)	(43)
Buyout of Repowering Partnership II LLC noncontrolling interest	—	—	—	—	—	(70)	(70)
Stock-based compensation	—	—	1	—	—	—	1
Non-cash adjustment for change in tax basis	—	—	7	—	—	—	7
Net proceeds from the issuance of common stock under the ATM Program	—	—	28	—	—	—	28
Dividends to common stockholders and distributions to CEG	—	—	(24)	—	—	(18)	(42)
Balances at June 30, 2020	$—	$1	$1,934	$(54)	$(19)	$370	$2,232
Net income	—	—	—	32	—	10	42
Unrealized gain on derivatives, net of tax	—	—	—	—	4	4	8
Distributions to CEG, non-cash	—	—	—	—	—	(1)	(1)
Distributions to tax equity interests, net of contributions, cash	—	—	—	—	—	(6)	(6)
Consolidation of DGPV Holdco 3	—	—	—	—	—	1	1
Mesquite Star Drop Down	—	—	—	—	—	4	4
Net proceeds from the issuance of common stock under the ATM Program	—	—	20	—	—	—	20
Common stock dividends and distributions to CEG	—	—	(36)	—	—	(27)	(63)
Balances at September 30, 2020	$—	$1	$1,918	$(22)	$(15)	$355	$2,237

Appendix Table A-1: Three Months Ended September 30, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$52	$6	$4	$(37)	$25
Plus:
Income Tax Expense	—	—	—	1	1
Interest Expense, net	14	41	5	24	84
Depreciation, Amortization, and ARO	34	90	7	—	131
Contract Amortization	5	32	1	—	38
Mark to Market (MtM) Losses on economic hedges	—	35	—	—	35
Transaction and integration costs	—	—	—	1	1
Other non-recurring charges	—	(1)	—	—	(1)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	18	—	—	22
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$109	$221	$17	$(10)	$337

Appendix Table A-2: Three Months Ended September 30, 2020, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$48	$34	$1	$(41)	$42
Plus:
Income Tax Expense	—	—	—	9	9
Interest Expense, net	16	38	6	23	83
Depreciation, Amortization, and ARO	34	61	7	—	102
Contract Amortization	6	15	1	—	22
Loss on Debt Extinguishment	—	6	—	—	6
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	—	1	1	—	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	41	—	—	44
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$107	$196	$16	$(7)	$312

Appendix Table A-3: Nine Months Ended September 30, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$125	$(23)	$14	$(135)	$(19)
Plus:
Income Tax Benefit	—	—	—	(12)	(12)
Interest Expense, net	41	103	14	74	232
Depreciation, Amortization, and ARO	99	266	22	—	387
Contract Amortization	17	87	3	—	107
Loss on Debt Extinguishment	—	1	—	41	42
Mark to Market (MtM) Losses on Economic Hedges	—	90	—	—	90
Transaction and Integration costs	—	—	—	4	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	57	—	—	67
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$292	$581	$53	$(26)	$900

Appendix Table A-4: Nine Months Ended September 30, 2020, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$97	$(26)	$4	$(64)	$11
Plus:
Income Tax Expense	—	—	—	13	13
Interest Expense, net	68	189	16	70	343
Depreciation, Amortization, and ARO	100	182	21	—	303
Contract Amortization	18	46	2	—	66
Loss on Debt Extinguishment	—	6	—	3	9
Mark to Market (MtM) Losses on economic hedges	—	8	—	—	8
Transaction and Integration costs	—	—	—	2	2
Other Non-recurring Charges	—	1	2	(47)	(44)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	130	—	—	140
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$293	$536	$45	$(21)	$853

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/21	9/30/20	9/30/21	9/30/20
Adjusted EBITDA	$337	$312	$900	$853
Cash interest paid	(100)	(91)	(265)	(238)
Changes in prepaid and accrued liabilities for tolling agreements	96	92	20	15
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(42)	(61)	(99)	(161)
Distributions from unconsolidated affiliates	9	41	25	51
Changes in working capital and other	(12)	(36)	(52)	(79)
Cash from Operating Activities	288	257	529	441
Changes in working capital and other	12	36	52	79
Development Expenses[6]	3	2	5	4
Return of investment from unconsolidated affiliates	17	30	37	53
Net contributions (to)/from non-controlling interest[7]	(11)	(7)	4	(10)
Maintenance capital expenditures	(5)	(2)	(17)	(16)
Principal amortization of indebtedness[8]	(143)	(101)	(309)	(254)
Adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy	—	(44)	—	(32)
Cash Available for Distribution	$161	$171	$301	$265

6 Primarily relates to Thermal Development Expenses
7 2021 excludes $107 million of contributions related to funding of Rattlesnake and $49 million of Hawaii refundable state tax credits; 2020 excludes $152 million of contributions relating to funding of Repowering 1.0 Partnership
8 2021 excludes $936 million total consideration for the redemption of Corporate Notes and revolver payments, $176 million in connection with Rattlesnake debt repaid at acquisition, and $52 million in connection with Pinnacle repowering; 2020 excludes $247 million for the refinancing of the Utah Solar Portfolio, $158 million for the refinancing of Alpine, Blythe, and Roadrunner (NIMH Solar), and $135 million total consideration for the redemption of Corporate Notes

Appendix Table A-6: Nine Months Ended September 30, 2021, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2021:

Nine Months Ended
($ in millions)	9/30/21
Sources:
Proceeds from the issuance of long-term debt	1,037
Net cash provided by operating activities	529
Proceeds from the revolving credit facility	377
Net contributions from non-controlling interests	251
Return of investment from unconsolidated affiliates	37
Other net cash inflows	8

Uses:
Payments for long-term debt	(1,170)
Payments for the revolving credit facility	(300)
Acquisitions, net of cash acquired	(211)
Payment of dividends and distributions	(199)
Acquisition of Drop Down Asset	(132)
Capital expenditures	(124)
Payments of debt issuance costs	(13)

Change in total cash, cash equivalents, and restricted cash	$90

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance, Thermal Full Year, and Pro Forma Outlook

($ in millions)	2021 Full Year Guidance	2022 Full Year Guidance	2022 Thermal Full Year	Pro Forma CAFD Outlook
Net Income	$120	$120	$15	$75
Income Tax Expense	20	20	—	15
Interest Expense, net	365	460	20	385
Depreciation, Amortization, and ARO Expense	600	605	30	530
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	75	60	—	45
Non-Cash Equity Compensation	5	5	—	5
Adjusted EBITDA	1,185	1,270	65	1,055
Cash interest paid	(347)	(333)	(20)	(285)
Changes in prepaid and accrued liabilities for tolling agreements	5	10	—	(5)
Adjustment to reflect sale-type lease[9]	(7)	9	3	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(119)	(85)	—	(86)
Cash distributions from unconsolidated affiliates[10]	81	45	—	48
Income Tax Payment	(1)	(2)	—	—
Cash from Operating Activities	797	914	48	733
Development Expense[11]	5	8	8	—
Net distributions to non-controlling interest[12]	(33)	(64)	—	(67)
Maintenance capital expenditures	(28)	(36)	(16)	(20)
Principal amortization of indebtedness	(416)	(427)	—	(261)
Cash Available for Distribution	$325	$395	$40	$385

9 Adjustment to reflect cash generated from sales-type lease projects
10 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
11 Primarily relates to Thermal Development Expenses
12 Includes tax equity proceeds and distributions to tax equity partners

Appendix Table A-8: Growth Investments 5 Year Average CAFD

($ in millions)	Co-Investment in 1.6GW Portfolio - 2022	Co-Investment in 1.6GW Portfolio 5 Year Ave. - 2023-2027	Utah Solar Portfolio 5 Year Ave. - 2022-2026
Net Income	$21	$76	$14
Interest Expense, net	3	16	—
Depreciation, Amortization, and ARO Expense	7	8	32
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	—	—	(16)
Adjusted EBITDA	31	100	30
Cash interest paid	(3)	(16)	—
Pro-rata Adjusted EBITDA from unconsolidated affiliates	—	—	30
Cash distributions from unconsolidated affiliates	—	—	(30)
Cash from Operating Activities	28	84	30
Net distributions from non-controlling interest	(16)	(41)	—
Maintenance capital expenditures	—	(3)	—
Principal amortization of indebtedness	(3)	(18)	—
Estimated Cash Available for Distribution	$9	$22	$30

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of September 30, 2021 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that were not able to distribute project dividends prior to PG&E's emergence from bankruptcy on July 1, 2020 and subsequent release post-bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.